FORM 8-K

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                       Date of Report: September 27, 1999


                       PREMIUM CIGARS INTERNATIONAL, LTD.
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             (Exact name of registrant as specified in its charter)


         Arizona                         0-29414                 86-0846405
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     (State or other            (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation                             Identification Number)


               15849 North 77th Street, Scottsdale, Arizona 85260
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, including area code: (480) 922-8887
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ITEM 5. OTHER EVENTS.

         Boston Stock Exchange Delisting. Effective as of the close of business on September 27, 1999, the Boston Stock Exchange suspended Premium Cigars International, Ltd. (the "Company") from trading for failure to meet certain equity requirements required for continued listing. The Company does not anticipate any resumption of trading on the Boston Stock Exchange in the near future, as the Company's shares are currently traded on the OTC Bulletin Board.

     Board of Directors. In September, the Company appointed Gary Sherman, a current independent director of the Company, as the Chairman of the Board of Directors. Additionally, on September 23, 1999, Colin Jones retired from the Company's Board of Directors. Mr. Jones was one of the original founders of the Company and a former officer of the Company. Mr. Jones resigned to pursue ongoing commitments with other business activities.

         Distributorship Agreement for PrimeTime. After negotiations between the Company and Single Cigars, Inc., the Company, on or about September 23, 1999, entered into a new distributorship agreement for the distribution and sale of PrimeTime. Under the agreement, the Company is a non-exclusive distributor of the PrimeTime product. The new agreement may be terminated by Single Cigars, Inc. within 30 days if certain sales criteria are not satisfied, or, after December 31, 1999, by either the Company or Single Cigars, Inc. on 30 days written notice.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Friday, October 8, 1999               PREMIUM CIGARS INTERNATIONAL, LTD.


                                      By: /s/ Scott Lambrecht
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                                         Scott Lambrecht, President